UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

21SHARES SOLANA ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42904	39-6900299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of 21Shares Solana ETF	TSOL	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Figment Staking Services Agreement

On February 4, 2026, 21Shares Solana ETF (the “Trust”) entered into a staking services agreement with Figment Inc., an Ontario corporation (“Figment” and such agreement, the “Figment Agreement”), pursuant to which Figment will engage in staking in a manner reasonably intended to generate rewards and provide reports to the Trust showing the calculation of any rewards payable by the Solana blockchain to the Trust in connection with staking by Figment (the “Services”). The term of the Figment Agreement commenced on February 4, 2026 and continues in effect until terminated in accordance with its terms.

The Trust may stake and/or unstake SOL tokens at any time in its sole discretion, subject to, respectively, bonding and unbonding periods imposed by the Solana blockchain. During any such bonding or unbonding period, SOL tokens and rewards may be unavailable to the Trust and subject to other restrictions imposed by the Solana blockchain. Accordingly, to the extent such restrictions are imposed by the Solana blockchain, Figment shall not be obligated to perform the Services with respect to those SOL tokens. Figment may, in its sole discretion, discontinue operating validator nodes for the Solana blockchain at any time upon reasonable prior written notice to the Trust.

The Figment Agreement may be terminated by either party upon written notice to the other party at any time and for any reason whatsoever. Each of Figment and the Trust must indemnify the other party and its affiliates and their respective representatives from all damages, excluding slashing penalties (other than those arising from or attributable to Figment’s gross negligence, fraud or willful misconduct) and missed rewards incurred by the indemnified party in connection with any actual or threatened third-party claim arising from or in connection with (i) the indemnifying party’s breach of the Figment Agreement or (ii) where the indemnifying party is the Trust, any breach of any provision owing to the Trust’s clients and/or otherwise involving a client of the Trust, that is made in connection with the Figment Agreement, and is not materially attributable to, or grounded in any act or omission by, Figment. Except for a party’s indemnification obligations as described above, neither party’s aggregate liability for damages to the other party or any other person will exceed the service fees collected by Figment under the Figment Agreement during the six months prior to the initial event giving rise to the damages (the “Global Cap”). For slashing penalties, Figment’s aggregate liability is limited to the service fees collected by Figment under the Figment Agreement during the six months prior to the initial slashing penalty (the “Slashing Cap”). The Slashing Cap and Global Cap will not apply to any slashing penalties arising from or attributable to Figment’s gross negligence, fraud or willful misconduct. For missed rewards, Figment’s aggregate liability is limited to the service fees collected by Figment under the Figment Agreement during the three months prior to the initial missed rewards event (the “Missed Rewards Cap”). The Slashing Cap and the Missed Rewards Cap are included in, and not in addition to, the Global Cap, and the Global Cap, Slashing Cap, and Missed Rewards Cap are each cumulative for the duration of the term of the Figment Agreement and not per event.

Provided that Figment generates staking rewards, Figment will be entitled to compensation determined as a portion of the staking rewards, which is generally expected to be a low single-digit percentage of the overall rewards amount.

The Twinstake Staking Services Agreement

On February 4, 2026, the Trust entered into a staking services agreement with Twinstake Ltd, an exempted company incorporated in the Cayman Islands (“Twinstake” and such agreement, the “Twinstake Agreement”), pursuant to which Twinstake will make a staking system and/or interface available to the Trust for the purpose of network participation, and perform certain services, including providing nodes to which the Trust can delegate SOL and providing support for eligible changes, improvements, extensions or other new versions of the Solana blockchain that are made available to the Trust in Twinstake’s sole discretion. The term of the Twinstake Agreement commenced on February 4, 2026 and continues in effect until terminated in accordance with its terms. The Twinstake Agreement may be terminated by Twinstake for any reason upon at least ninety days’ prior written notice to the Trust, and may be terminated by the Trust with immediate effect for any reason by giving written notice to Twinstake where the Trust has no digital assets delegated for staking to Twinstake. The Twinstake Agreement can also be terminated under certain circumstances for cause. The Trust must indemnify Twinstake, its affiliates and their representatives against losses arising out of (A) any breach by the Trust of (i) any representation or warranty made by the Trust under the Twinstake Agreement, or (ii) the proprietary rights provisions contained in the Twinstake Agreement; (B) any breach by the Trust, its affiliates, authorized users and/or representatives of any applicable law in its or their performance of any obligations under the Twinstake Agreement; and/or (C) any claim brought by a third party arising out of the Trust’s, its affiliates’, authorized users’ and/or representatives’: (i) breach of the Twinstake Agreement; (ii) unauthorized or improper use of the services or staking platform; or (iii) gross negligence or willful misconduct (except to the extent caused by Twinstake’s breach of the terms of the Twinstake Agreement). Subject to certain exclusions, Twinstake must indemnify The Trust, its affiliates and their representatives against losses arising out of: (A) any third-party claim against the Trust alleging that the services and/or staking platform infringe or misappropriate any intellectual property rights of any third party (an “IP Claim”) and (B) an IP Claim arising out of Twinstake’s, its affiliates’, and/or representatives’: (i) breach of the terms of the Twinstake Agreement; or (ii) gross negligence , willful misconduct or fraud (except to the extent caused by the Trust’s breach of the terms of the Twinstake Agreement). Subject to certain exceptions, in no event will either party’s (or any of their affiliates’ and representatives’) total and cumulative liability under the Twinstake Agreement exceed the total service fees paid by the Trust to Twinstake in the twelve (12) months preceding the date of the first event (or series of connected events) giving rise to such liability (the “Liability Cap”). Unless due to Twinstake’s gross negligence, fraud or willful misconduct with respect to slashing penalties, Twinstake’s and its affiliates’ maximum aggregate liability for missed network rewards and slashing penalties is limited to the Liability Cap.

The foregoing descriptions are summaries, and do not purport to be complete descriptions, of the Figment Agreement and the Twinstake Agreement, and are qualified in their entirety by reference to the Figment Agreement and the Twinstake Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Provided that Twinstake generates staking rewards, Twinstake will be entitled to compensation determined as a portion of the staking rewards, which is generally expected to be a low single-digit percentage of the overall rewards amount.

Item 9.01 Financial Statements and Exhibits.

10.1	Staking Agreement dated as of February 4, 2026 between Figment Inc. and the Trust.
10.2	Non-Custodial Staking Services Agreement dated as of February 4, 2026 between Twinstake Ltd., the Trust and 21Shares Ethereum ETF.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2026	21SHARES SOLANA ETF

21Shares US LLC, as Sponsor of 21Shares Solana ETF

	By:	/s/ Duncan Moir
	Name	Duncan Moir
	Title:	President

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